THE COMMONWEALTH OF MASSACHUSETTS

                     MICHAEL JOSEPH CONNOLLY
                      Secretary of State
              One Ashburton Place, Boston, Mass 02108

                RESTATED ARTICLES OF ORGANIZATION
                ----------------------------------
              General Laws, Chapter 164, Section 8C

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 164, Section 33. Make check payable to the Commonwealth of Massachusetts.


     We, Charles E. Peters, Jr., Senior Vice President, and Theodora S. Convisser, Clerk of Boston Edison Company located at 800 Boylston Street, Boston, Massachusetts, do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on May 26, 1994, by vote of 31,495,529 shares of Common Stock out of 45,212,562 shares outstanding, being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby: -

     1.   The name by which the corporation shall be known is:

               Boston Edison Company

     2.   The purposes for which the corporation is formed are as follows:

     (1) To engage in the prosecution of a general business of producing, using, applying and selling light, heat and power generated by means of electricity and the business of producing, applying and selling electricity, magnetism, steam and other forces and energies for practical service for light, heat, power and other uses.

     (2) To exercise any and all rights, powers, licenses, permits, privileges, authorizations and franchises at any time possessed by the corporation or by any predecessor or constituent corporation.

     (3) To engage in any activity in any way connected with, incident to or in furtherance of the foregoing activities.

     (4) To engage in any other activity lawful for a corporation organized under Chapter 164 of the Massachusetts General Laws.

     (5) To engage in any business, operation or activity through a wholly or partly owned subsidiary.

     (6) To engage in any business, operation or activity referred to in the foregoing paragraphs to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

     (7) To be a partner in any business enterprise which the corporation would have power to conduct by itself.

     3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:

CLASS OF STOCK                NUMBER OF SHARES         PAR VALUE

    Common                    100,000,000                $  1.00

    Preference                  8,000,000                $  1.00

    Preferred Stock:            2,890,000 authorized<F1> $100.00

Designated<F2>:180,000 shares Cumulative Preferred Stock, 4.25% Series
               250,000 shares Cumulative Preferred Stock, 4.78% Series 460,000 shares Cumulative Preferred Stock, 7.27%
                Series<F3>
               500,000 shares Cumulative Preferred Stock, 8% Series 400,000 shares Cumulative Preferred Stock, 8 1/4%
                Series
               400,000 shares Cumulative Preferred Stock, 7.75% Series

[FN] <F1> The 2,830,000 aggregate number of shares of previously authorized Preferred Stock was reduced to 2,390,000 shares by the redemption and cancellation by the corporation of 440,000 shares of its designated Preferred Stock, as described in footnotes 2 and 3 below. The 2,390,000 shares of preferred Stock were then increased by 500,000 shares to a total of 2,890,000 pursuant to these Restated Articles of Organization.

  <F2>  All 4 00,000 authorized shares of Cumulative Preferred Stock, 8.88%
Series, were redeemed by the corporation in 1993, and pursuant to the corporation's articles of organization as in effect on such date, such redeemed shares were cancelled by the corporation.

  <F3>  Of the original 500,000 authorized shares of Cumulative Preferred
Stock, 7.27% Series, 20,000 shares were redeemed by the corporation in 1992 and an additional 20,000 shares were redeemed in 1994, and pursuant to the corporation's articles of organization as in effect on such date, all of such redeemed shares were cancelled by the corporation.


     4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications special or relative rights or privileges as to each class thereof and any series now established:

                   PROVISIONS RELATING TO CAPITAL STOCK

     The capital stock of the corporation shall consist of Cumulative Preferred Stock having a par value of $100 per share, Preference Stock having a par value of $1 per share and Common Stock having a par value of $1 per share.

                          CUMULATIVE PREFERRED STOCK

     The preferences and voting powers or restrictions or qualifications of the Cumulative Preferred Stock are as follows:

     A. The shares of Cumulative Preferred Stock shall be of the par value of $100 each and may be issued, as the board of directors may determine, in one or more series designated Cumulative Preferred Stock, ...... % Series" (inserting in each case the dividend rate for the particular series). All shares of Cumulative Preferred Stock, irrespective of series, shall constitute one and the same class of stock, shall be of equal rank and shall be identical in all respects except that the shares of different series may vary, as determined by the board of directors and, if required by law, by the stockholders, in the following respects:

     (1)  the number of shares of the particular series which may be issued;

     (2)  the annual dividend rate for the particular series;

     (3) the date from which dividends on shares of the particular series shall be cumulative;

     (4) the date for the payment of the first dividend on the particular series;

     (5)  the redemption price or prices for the particular series;

     (6) the amount payable on the particular series upon any liquidation, dissolution or winding up of the affairs of the corporation or distribution of capital, when the same is voluntary and when the same is involuntary;

     (7) the terms and amount of any sinking fund or purchase fund which may be provided for the redemption or purchase of shares of the particular series; and

     (8) the terms of any conversion, participation or other special rights which may lawfully be provided for the particular series.

Whenever a vote of the Cumulative Preferred Stock may be required for any purpose, the shares voting, if of different series, shall be counted irrespective of series and not by different series, except as otherwise provided by law or by these articles of organization. All shares of the same series shall be identical (except as to the date from which dividends on shares issued at different times will be cumulative) in all respects and each certificate representing Cumulative Preferred Stock shall state the designation of the series in which the shares represented by such certificate are issued.

     B. Holders of the Cumulative Preferred Stock shall be entitled to receive, when and as declared by the board of directors out of funds legally available for the declaration of dividends, cumulative dividends at the annual dividend rate per share fixed for the particular series, and no more, payable in cash quarterly on the first days of February, May, August and November in each year commencing on the date specified for the first dividend payment as herein provided to stockholders of record on the respective dates fixed in advance for the purpose by the board of directors prior to the payment of each such dividend, which record date for each dividend shall be the same for all series, before any dividends on, or distribution of assets (by purchase of shares or otherwise) to holders of, the Common Stock or any other stock ranking junior to the Cumulative Preferred Stock in respect of the payment of dividends shall be declared or paid or set apart for payment. Dividends on shares of Cumulative Preferred Stock shall be cumulative: (1) on shares of any series issued prior to the first dividend payment date, from the date of issue of such shares or from such other date as may be fixed at the time of the authorization of such series; (2) on shares issued on or after such first dividend payment date, from the quarterly dividend payment date next preceding the date of issue of such shares or from the date of issue if that be a dividend payment date or from such other date as may be fixed at the time of the authorization of such series. No dividend shall be declared on any series of the Cumulative Preferred Stock or on any other class of preferred stock ranking on a parity with the Cumulative Preferred Stock in respect of the payment of dividends, for any quarterly dividend period, unless there shall likewise be declared on all shares of all series of the Cumulative Preferred Stock and of any other such parity preferred stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, for the same quarterly dividend period, to the extent that such shares are entitled to receive dividends for such quarterly dividend period. Whenever dividends accrued on all outstanding shares of Cumulative Preferred Stock to the last preceding quarterly dividend payment date shall have been paid in full or declared and set apart for payment, the board of directors may, without awaiting the expiration of the current dividend period for the Cumulative Preferred Stock, declare and pay dividends on the Common Stock or any other stock ranking junior to the Cumulative Preferred Stock in respect of the payment of dividends.

     The expression "dividends accrued", as used in these provisions relating to the Cumulative Preferred Stock, shall mean the sum of amounts in respect of shares of Cumulative Preferred Stock then outstanding which, as to each share, shall be an amount computed at the dividend rate per annum fixed for the particular share from the date from which dividends on such share became cumulative to the date with reference to which the expression is used, irrespective of whether such amount or any part thereof shall have been declared as dividends or there shall have existed any funds legally available for the payment thereof, less the aggregate of all dividends paid or declared and set apart for payment on such share.

     C. The corporation shall have the right, at its option and by resolution of its board of directors, to redeem the Cumulative Preferred Stock or any series thereof, as a whole at any time, or in part from time to time, upon payment in cash of the redemption price fixed for the shares of the particular series, together with dividends accrued thereon to the redemption date. If less than all of any series of Cumulative Preferred Stock is to be redeemed at any time, the shares thereof to be redeemed shall be selected by lot by the board of directors. If at any time the corporation shall have failed to declare and pay or set apart for payment dividends in full upon the Cumulative Preferred Stock of all series for all past quarterly dividend periods, thereafter and until all such dividends shall have been paid in full or declared and set apart for payment, the corporation shall not redeem or purchase, or permit any subsidiary to purchase, for any purpose, any shares of Cumulative Preferred Stock of any series, unless all shares of Cumulative Preferred Stock of all series then outstanding shall be redeemed. At its election, the corporation on or prior to the redemption date, may deposit an amount equal to the aggregate redemption price of the shares so to be redeemed, together with dividends accrued thereon to the redemption date, with a bank or trust company having a capital and surplus of not less than $2,000,000 and its principal office in Boston, Massachusetts, designated by the board of directors, in trust for the account of the holders of the shares so to be redeemed.

     Notice of any such redemption, and specifying the redemption date, shall be mailed, postage prepaid, to each holder of record of the shares of Cumulative Preferred Stock so to be redeemed, at his address as it appears on the books of the corporation, not more than sixty (60) nor less than thirty
(30) days prior to such redemption date. Notice of redemption having been so given, the shares so to be redeemed shall not be entitled to any dividends which may be declared after the redemption date specified in such notice unless default be made in the payment or deposit of the redemption price, together with dividends accrued thereon to the redemption date, and on the redemption date, or on a date prior thereto on which such deposit shall have been made, all rights of the respective holders of such shares as stockholders of the corporation by reason of the ownership of such shares shall cease, except the right to receive the redemption price, together with dividends accrued thereon to the redemption date, upon presentation and surrender of the certificates representing such shares and such shares shall not be deemed to be outstanding after the redemption date or the earlier date of such deposit. In case less than all the shares represented by such certificates are to be redeemed, a new certificate or certificates shall be issued representing the unredeemed shares. In case the holders of shares of Cumulative Preferred Stock which shall have been redeemed shall not within four (4) years after the redemption date claim any amount so deposited in trust for the redemption of such shares, such bank or trust company shall, upon demand, pay over to the corporation any such unclaimed amount so deposited with it, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall look only to the corporation for payment of the redemption price thereof, together with dividends accrued thereon to the redemption date, but without interest. Shares of Cumulative Preferred Stock redeemed, purchased or otherwise acquired by the corporation may, in the discretion of the board of directors, be restored to the status of authorized but unissued shares of Cumulative Preferred Stock by vote of the board of directors, and may be reissued as shares of a new series of shares of Cumulative Preferred Stock having terms determined by the board of directors, subject to the conditions and restrictions on issuance set forth herein.

               D. In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the affairs of the corporation or any distribution of its capital, then the holders of each series of the Cumulative Preferred Stock at the time outstanding shall be entitled to be paid in cash the distributive amount fixed for the particular series, together in each case with dividends accrued thereon to the date fixed for payment of such distributive amounts, and no more, before any distribution shall be made to the holders of Common Stock or any other stock ranking junior to the Cumulative Preferred Stock in respect of the distribution of assets. No payment on account of such distributive amounts shall be made to the holders of any series of the Cumulative Preferred Stock or any other preferred stock ranking on a parity with the Cumulative Preferred Stock in respect of the distribution of assets, unless there shall likewise be paid at the same time to the holders of each other series of the Cumulative Preferred Stock or such parity stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled. After such payment to the holders of Cumulative Preferred Stock or such parity stock, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock or any other stock ranking junior to the Cumulative Preferred Stock in respect of the distribution of assets then outstanding according to their respective rights. Consolidation or merger of the corporation with or into any other corporation or corporations shall not be deemed a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of this section D if it does not effect any change in the preferences or rights of the Cumulative Preferred Stock as set forth herein which is substantially prejudicial to the holders thereof.

               E. Except as by law or in these articles of organization provided holders of the Cumulative Preferred Stock shall have no right to be represented at or to receive notice of meetings of the stockholders and shall have no right to vote for the election of directors or for any other purpose or on any other subject.

               However, whenever dividends accrued on any shares of any series of the Cumulative Preferred Stock at the time outstanding shall equal or exceed an amount equivalent to six (6) full quarterly dividends thereon, holders of the Cumulative Preferred Stock shall have the right to be represented at and to receive notice of any meeting of the stockholders of the corporation held for the purpose of electing directors and the exclusive right, voting separately as a class, to elect the smallest number of directors which will constitute a majority of the total number of directors of the corporation constituting the full board as then last fixed by the stockholders; and the remaining directors shall be elected by the holders of the Common Stock and any other class of stock entitled to vote therefor.

               If and when all dividends in default on the Cumulative Preferred Stock shall have been paid in full or declared and set apart for payment, the holders of the Cumulative Preferred Stock shall again be excluded from the right to be represented at and to receive notice of meetings of the stockholders and from the right to vote, except as by law or in these articles of organization provided.

               Such dividends in default shall be declared and paid as soon as reasonably practicable unless payment thereof is prevented by law or by the provisions of any indenture or agreement to which the corporation is a party or unless a majority of the directors elected otherwise than by holders of the Cumulative Preferred Stock shall determine that such payment is not in the best interests of the corporation.

               The term of office of all persons who may be directors of the corporation at the time when the right to vote for directors shall accrue to holders of the Cumulative Preferred Stock as herein provided shall terminate upon the election of new directors at a meeting of stockholders which, if not otherwise called, shall be called by the clerk of the corporation upon request of, or may be called by, the holders of record of at least 10% of all shares of Cumulative Preferred Stock then outstanding. The new directors so elected shall serve until the next annual meeting of stockholders subject to the following provision and until their successors shall be chosen and qualified.

               When all dividends in default on the Cumulative Preferred Stock shall have been paid in full or declared and set apart for payment, each director elected by the holders of the Cumulative Preferred Stock shall cease to hold office upon the election of a successor or of a new board of directors by the stockholders then entitled to vote for directors at a meeting of stockholders which, if not otherwise called, shall be called by the clerk of the corporation upon request of, or may be called by, one or more of the directors then in office.

               If the event calling for any election of directors as provided for herein shall occur not more than sixty (60) and not less than thirty (30) days before the date for an annual meeting of the stockholders, the election of directors shall be held at such annual meeting, otherwise at a special meeting of the stockholders to be called for the purpose.

               Notice of every meeting of the stockholders held for the election of directors during a period when the holders of the Cumulative Preferred Stock have the right to vote for the election of directors shall be given to the holders of record of Cumulative Preferred Stock and of Common Stock and of any other class of stock entitled to vote therefor and shall state the purpose of the meeting in respect of the election of directors representing the different classes of stock.

               At each such meeting one-third of the outstanding shares of the Cumulative Preferred Stock shall be required to constitute a quorum for the election of directors by the Cumulative Preferred Stock and a majority of the outstanding shares of the Common Stock or of any other class of stock entitled to vote therefor shall be required to constitute a quorum for the election of directors by the Common Stock and such other class of stock.

               If for lack of a quorum or for any other reason, at any meeting at which holders of the Cumulative Preferred Stock have the right to elect directors, such holders or the holders of the Common Stock or of any other class of stock entitled to vote therefor shall not elect the number of directors they are entitled to elect, the holders of the other class or classes of stock, provided they have elected the number of directors they are entitled to elect, may also elect such additional directors as are necessary to constitute the full board, but no person shall be so elected as an additional director except a director in office at the time of the meeting who had been elected by the class of stock failing to exercise its voting rights so long as any such director in office is available for such election.

               In case of any vacancy in the office of a director elected by holders of the Cumulative Preferred Stock, the remaining directors elected by holders of the Cumulative Preferred Stock, by vote of a majority thereof, or the remaining director so elected if there be only one, may fill the vacancy by the election of a successor to hold office for the unexpired term of such director. So long as any shares of the Cumulative Preferred Stock of any series are outstanding, no amendment of these articles of organization or the by-laws shall authorize the removal of any director elected by holders of the Cumulative Preferred Stock except by vote of the holders thereof.

               Directors elected by, or in place of directors elected by, holders of the Cumulative Preferred Stock need not be stockholders of the corporation.

               F. (1) So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of holders of at least two-thirds of the total number of shares of the Cumulative Preferred Stock of all series then outstanding:

                      (a) change any of the provisions of the Cumulative Preferred Stock, or of any series thereof, which would alter the preferences or rights of the holders thereof in any manner substantially prejudicial to the holders thereof, except that if such change is prejudicial to the holders of one or more, but not all of such series, only the vote of the holders of two-thirds of the total number of shares of all series so affected and then outstanding shall be required; or

                      (b) create any class of stock ranking prior to or on a parity with the Cumulative Preferred Stock in respect of either the payment of dividends or the distribution of assets.

               (2) So long as any shares of the Cumulative Preferred Stock of any series are outstanding, the corporation shall not, without the vote at a meeting called for that purpose of the holders of at least a majority of the total number of shares of the Cumulative Preferred Stock of all series then outstanding:

                      (a) issue any shares of Cumulative Preferred Stock in addition to the shares of the first series thereof or of any class of stock ranking prior to or on a parity with the

               Cumulative Preferred Stock in respect of either the payment of dividends or the distribution of assets (except for the purpose of retiring stock ranking prior to the Cumulative Preferred Stock or for the purpose of retiring Cumulative Preferred Stock or stock ranking on a parity therewith if the shares issued are only shares thereof or on a parity therewith, provided the aggregate par or stated value of the shares issued shall not exceed the aggregate par or stated value of the shares to be retired) unless, after giving effect thereto,

                           (i) net income of the corporation for any period of twelve months within the next preceding fifteen months (after adding back interest charges on funded debt of the corporation deducted in the computation) shall have been at least equal to one and one-half (1 1/2) times the sum of the annual interest charges on funded debt of the corporation to be outstanding at the date of such issue plus the annual dividend requirements on the Cumulative Preferred Stock and on any class of stock ranking prior to or on a parity with the Cumulative Preferred Stock in respect of either the payment of dividends or the distribution of assets which is to be outstanding at the date of such issue, including the shares to be issued but excluding any funded debt or shares of such prior or parity stock to be retired in connection with such issue; and

                           (ii) the aggregate amount of capital and paid-in premiums represented by the Common Stock and any other stock ranking junior to the Cumulative Preferred Stock in respect of either the payment of dividends or the distribution of assets plus the earned surplus of the corporation would be at least equal to the capital and paid-in premiums represented by the Cumulative Preferred Stock and all other stock ranking prior to or on a parity with the Cumulative Preferred Stock in respect of either the payment of dividends or the distribution of assets to be outstanding after giving effect to such issue but excluding any such stock to be retired in connection therewith;

               or

                      (b) merge into or consolidate with any other corporation or sell or transfer its assets as, or substantially as, an entirety, unless such merger, consolidation, sale or transfer shall have been required by order of the Massachusetts Department of Public Utilities or other regulatory authority of said Commonwealth or of the United States having jurisdiction in the premises, or unless, in the case of such merger or consolidation, this corporation shall itself by the successor corporation. The term "sell or transfer", as used herein, includes a lease or exchange but does not include a mortgage or pledge.

               The term "funded debt", as used in this section F, shall mean all indebtedness, other than indebtedness incurred in the ordinary course of business, maturing more than twelve months from the date on which it was incurred, except that there shall not be included in funded debt any indebtedness for the payment or redemption of which at maturity or on a redemption date sums sufficient for the payment thereof have been deposited in trust.

               The term "net income", as used in this section F, shall mean the net income of the corporation determined in accordance with generally accepted principles of accounting, subject to any applicable requirements imposed by the Massachusetts Department of Public Utilities or other regulatory body having jurisdiction.

               G. Except as otherwise provided by law, no holder of Cumulative Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock or warrants carrying rights to stock, or securities convertible into stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise. If it is required by law that such new or additional issue be offered proportionately to the stockholders, then, unless otherwise provided by law, the holders of all classes of preferred stock only shall be entitled to subscribe for new or additional preferred stock of any class and the holders of common stock only shall be entitled to subscribe for new or additional common stock; and notice of such increase as required by law need be given and the new shares need be offered proportionately only to the stockholders who are so entitled to subscribe.

               H. Except as otherwise provided by law, shares of Cumulative Preferred Stock when duly authorized may be issued for such consideration as may be fixed from time to time by the board of directors and upon receipt by the corporation of the consideration so fixed such shares shall be deemed to have been fully paid and shall not be liable to any further call or assessment.

               I. Subject to the limitations, if any, contained in these provisions relating to the Cumulative Preferred Stock, the corporation may from time to time issue additional capital stock divided into classes with such preferences as to dividends, voting power and other incidents as may be determined in accordance with applicable provisions of law and the terms of outstanding capital stock. Without limiting the generality of the foregoing, any such additional capital stock may be an additional series of Cumulative Preferred Stock or additional shares of any series of Cumulative Preferred Stock (other than the first series) within the limit fixed for such series.

               J. No stockholder, director, officer or agent of the corporation shall be held individually responsible for any action taken in good faith though subsequently adjudged to be in violation of this Section 1.

               K. Terms applicable to particular series of the Cumulative Preferred Stock:

               (1) The first series of the Cumulative Preferred Stock shall be designated "Cumulative Preferred Stock, 4.25% Series"; the number of shares of the first series which may be issued shall be limited to 180,000 shares; the annual dividend rate per share shall be 4.25% of the par value thereof, such dividends shall be cumulative from June 21, 1956 and the first dividend payment date shall be August 1, 1956; the redemption prices shall be as follows:

                           Redemption
                             Price per Share

If the redemption date is:
  On or before June 30, 1961$105.625
  Thereafter but on or before June 30, 1966$104.625
  At all times after June 30, 1966$103.625

together in each case with dividends accrued thereon to the redemption date; the amount payable upon any liquidation, dissolution or winding up of the affairs of the corporation or distribution of capital, if involuntary, shall be $100 per share and, if voluntary, shall be equal to the applicable redemption price per share, plus in each case dividends accrued to the date of distribution.

               (2) The second series of the Cumulative Preferred Stock shall be designated "Cumulative Preferred Stock, 4.78% Series"; the number of shares of the second series which may be issued shall be limited to 250,000 shares; the annual dividend rate per share shall be 4.78% of the par value thereof, such dividends shall be cumulative from July 17, 1958 and the first dividend payment date shall be August 1, 1958; the redemption prices shall be as follows:

                      Redemption
                              Price per Share

If the redemption date is:
  On or before June 30, 1963$107.80
  Thereafter but on or before June 30, 1968$105.80
  Thereafter but on or before June 30, 1973$103.80
  At all times after June 30, 1973$102.80

together in each case with dividends accrued thereon to the redemption date; the amount payable upon any liquidation, dissolution or winding up of the affairs of the corporation or distribution of capital, if involuntary, shall be $100 per share and, if voluntary, shall be equal to the applicable redemption price per share, plus in each case dividends accrued to the date of distribution; provided, however, that the corporation shall not on or before June 30, 1963 exercise its option to redeem any shares of the Cumulative Preferred Stock, 4.78% Series, as a part of or in anticipation of any refunding operation by the application, directly or indirectly, of borrowed funds or the proceeds of issue of any Cumulative Preferred Stock or any stock ranking prior to or on a parity with the Cumulative Preferred Stock in respect of either the payment of dividends or the distribution of assets if such borrowed funds have an interest rate or interest cost (calculated in accordance with accepted financial practice), or such stock has a dividend rate or cost to the corporation so calculated, less than the dividend rate per annum of the Cumulative Preferred Stock, 4.78% Series.1

               (3) The fourth series of Cumulative Preferred Stock shall be designated "Cumulative Preferred Stock, 7.27% Series"; the number of shares of the fourth series which may be issued shall be limited to 500,000 shares; the annual dividend rate per share shall be 7.27% of the par value thereof, such dividends shall be cumulative from March 12, 1987 and the first dividend payment date shall be May 1, 1987; the redemption prices for the Cumulative Preferred Stock, 7.27% Series shall be as follows:

                      Redemption Price
                                   per Share

If the redemption date is:
 On or before April 30, 1992                                   $107.27
 May 1, 1992 to and including April 30, 1993                    104.85
     May 1, 1993 to and including April 30, 1994                104.36
     May 1, 1994 to and including April 30, 1995                103.88
     May 1, 1995 to and including April 30, 1996                103.39
     May 1, 1996 to and including April 30, 1997                102.91
     May 1, 1997 to and including April 30, 1998                102.42
     May 1, 1998 to and including April 30, 1999                101.94
     May 1, 1999 to and including April 30, 2000                101.45
     May 1, 2000 to and including April 30, 2001                100.97
     May 1, 2001 to and including April 30, 2002                100.48
     On or after May 1, 2002                                    100.00

together in each case with dividends accrued thereon to the redemption date; and the amount payable upon any liquidation, dissolution, or winding up of the affairs of the corporation or distribution of capital, if involuntary, shall be $100 per share and, if voluntary, shall be equal to the applicable redemption price per share, plus in each case dividends accrued to the date of distribution; provided, however, that the corporation shall not on or before April 30, 1992 exercise its option to redeem any shares of the Cumulative Preferred Stock, 7.27% Series, as a part of or in anticipation of any refunding operation by the application, directly or indirectly, of borrowed funds or the proceeds of issue of any Cumulative Preferred Stock or any stock ranking prior to or on a parity with the Cumulative Preferred Stock, 7.27% Series, in respect of either the payment of dividends or the distribution of assets if such borrowed funds have an interest rate or interest cost (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the corporation so calculated less than 7.334%.



               1 The third series of Cumulative Preferred Stock, consisting of 400,000 shares of Cumulative Preferred Stock, 8.88% Series, was redeemed by the corporation in 1993.

     As a sinking fund for the retirement of the Cumulative Preferred Stock, 7.27% Series, the corporation shall, on or before May 1 in each year, beginning in 1993, set aside sufficient funds for the redemption of 20,000 shares (4% of the number originally issued) of the Cumulative Preferred Stock, 7.27% Series, or such lesser number of shares thereof as shall then be outstanding; the sinking fund requirement shall be cumulative so that, if in any year the full amount required to be set aside for such year (including any amount carried over from any preceding year) is not so set aside for any reason, the deficiency shall be added to the requirement of the sinking fund for the next year; the corporation may, at its option, on any such May 1 increase the number of shares to be redeemed pursuant to said sinking fund by an amount not to exceed 20,000 shares per year (but only upon the contemporaneous satisfaction of the sinking fund redemption due on such date); the right of optional sinking fund redemptions shall be noncumulative and may not be used to reduce the amount of any future sinking fund requirements; the corporation may credit against the sinking fund obligation shares purchased or optionally redeemed other than pursuant to the sinking fund; and the sinking fund redemption price for the Cumulative Preferred Stock, 7.27% Series will be $100 per share, plus dividends accrued and unpaid thereon to the redemption date and will be paid out of funds legally available therefor after full cumulative dividends on shares of all series of Cumulative Preferred Stock or on any other class of preferred stock ranking on a parity with the Cumulative Preferred Stock in respect of the payment of dividends shall have been paid or declared and set aside for payment.

     The corporation shall not declare or pay any dividend (other than dividends payable solely in Common Stock of the corporation) upon, or make any distribution with respect to, the Common Stock or any other class of stock ranking junior to the Cumulative Preferred Stock with respect to the payment of dividends, or purchase, redeem or otherwise acquire for valuable consideration any shares of Common Stock or such other junior class of stock, unless all sinking fund installments provided for the Cumulative Preferred Stock, 7.27% Series, the obligation of which shall have accrued, shall have been paid in full or set aside for payment.

     (4) The fifth series of Cumulative Preferred Stock shall be designated "Cumulative Preferred Stock, 8% Series"; the number of shares of the fifth series which may be issued shall be limited to 500,000 shares; the annual dividend rate per share shall be 8% of the par value thereof, such dividends shall be cumulative from December 2, 1991 and the first dividend payment date shall be February 1, 1992; subject to the rights of holders of any other series of Cumulative Preferred Stock and to the availability of funds which may be lawfully used for such purpose, the corporation shall, on December 1, 2001, redeem all of the outstanding shares of Cumulative Preferred Stock, 8% Series, at a redemption price of $100 per share, plus the dividends accrued and unpaid thereon to December 1, 2001; the amount payable upon any liquidation, distribution, dissolution or winding-up of the affairs of the corporation or distribution of capital, whether voluntary or involuntary, shall be $100 per share, plus dividends accrued to the date of distribution.

     (5) The sixth series of Cumulative Preferred Stock shall be designated "Cumulative Preferred Stock, 8 1/2% Series"; the number of shares of the sixth series which may be issued shall be limited to 400,000 shares; the annual dividend rate per share shall be 8 1/4% of the par value thereof, such dividends shall be cumulative from June 11, 1992 and the first dividend payment date shall be August 1, 1992; the amount payable upon any liquidation, distribution, dissolution or winding-up of the affairs of the corporation or distribution of capital, whether voluntary or involuntary, shall be $100 per share, plus dividends accrued to the date of distribution; said shares shall not be subject to redemption before June 1, 1997, and thereafter said shares shall be subject to redemption as a whole at any time or in part from time to time by resolution of the Board of Directors at the price of $100 per share, plus dividends accrued to the date of redemption.

     (6) The seventh series of the Cumulative Preferred Stock shall be designated "Cumulative Preferred Stock, 7.75% Series"; the number of shares of the seventh series which may be issued shall be limited to 400,000 shares; the annual dividend rate per share shall be 7.75% of the par value thereof, such dividends shall be cumulative from May 6, 1993 and the first dividend payment date shall be August 1, 1993; the amount payable upon any liquidation, distribution, dissolution or winding-up of the affairs of this corporation or distribution of capital, whether voluntary or involuntary, shall be $100 per share, plus dividends accrued to the date of distribution; said shares shall not be subject to redemption before May 1, 1998, and thereafter said shares shall be subject to redemption as a whole at any time or in part from time to time by resolution of the Board of Directors at the price of $100 per share, plus dividends accrued to the date of redemption.


                                PREFERENCE STOCK

     A. The Preference Stock shall consist of 8,000,000 shares having a par value of $1 per share. The board of directors is authorized to issue the Preference Stock at any time and from time to time in one or more series, as hereinafter provided, but only if, immediately after the issuance of any shares of Preference Stock proposed to be issued by the board of directors, the maximum aggregate amount to be received by the holders of all shares of Preference Stock then outstanding upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, would not exceed $100,000,000.

     B. The various series of Preference Stock shall be established and designated and the variations in the relative rights and preferences as between the different series shall be fixed and determined by the board of directors. All shares of Preference Stock shall be identical except as to the designation thereof and except that there may be variations fixed and determined by the board of directors, to the extent not inconsistent with the provisions of the Articles of Organization relating to the Preference Stock, between different series as to right of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, sinking or purchase fund provisions and conversion rights.

     C. Subject to the prior preferential rights of the Cumulative Preferred Stock and any other class of stock ranking prior to the Preference Stock with respect to the payment of dividends, the holders of shares of each series of Preference Stock shall be entitled to receive, when, as and if declared by the board of directors, out of funds legally available for the purpose, cash dividends determined in the manner fixed by the board of directors for such series, and no more, payable on such dates and accruing from such dates as shall be fixed by the board of directors for such series. Each share of each series of Preference Stock entitled to cumulative dividends shall rank on a parity with respect to payment of dividends with each share of each other series of Preference Stock entitled to cumulative dividends. No dividend shall be declared on Preference Stock of any series entitled to cumulative dividends unless there shall likewise be declared or have been declared on all shares of all series of Preference Stock at the time outstanding and entitled to cumulative dividends, like proportionate dividends, ratably, in proportion to the dividends accrued to the respective dividend payment dates for such series falling on or last preceding the date on which the dividend to be declared is to be paid; and no dividend shall be declared on Preference Stock of any series entitled to noncumulative dividends unless there shall likewise be declared or have been declared on all shares of all series of Preference Stock at the time outstanding and entitled to cumulative dividends, all dividends the payment dates for which fall on or precede the date on which such dividend on a series of Preference Stock entitled to noncumulative dividends is to be paid.

     D. So long as any shares of Preference Stock are outstanding, the corporation shall not declare or pay any dividend (other than dividends payable solely in Common Stock of the corporation) upon, or make any distribution with respect to, the Common Stock or any other class of stock ranking junior to the Preference Stock with respect to the payment of dividends, or purchase, redeem or otherwise acquire for valuable consideration any shares of Common Stock or such other junior class of stock, unless all dividends accrued to the respective dividend payment dates falling on or last preceding the date on which such action is to be taken shall have been paid in full or declared and set apart for payment on all shares of all series of Preference Stock at the time outstanding and on any class of stock ranking on a parity with the Preference Stock with respect to the payment of dividends and unless all sinking or purchase fund installments, the obligation of which shall have accrued, applicable to any series of Preference Stock and any class of stock ranking on a parity with the Preference Stock with respect to the payment of dividends shall have been paid in full or set apart for payment in accordance with the requirements relating thereto.

     E. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of shares of each series of Preference Stock shall be entitled, before any distribution or payment is made upon any shares of Common Stock or any other class of stock ranking junior to the Preference Stock with respect to the distribution of assets in liquidation, but subject to the prior preferential rights of the Cumulative Preferred Stock and any other class of stock ranking prior to the Preference Stock with respect to the distribution of assets in liquidation, to be paid the amount fixed and determined by the board of directors for such series plus an amount equal to dividends accrued to the date of payment, and to no further payment. After such payment to the holders of all shares of Preference Stock and any class of stock ranking on a parity with the Preference Stock with respect to the distribution of assets in liquidation, the remaining assets and funds of the corporation shall be distributed among the holders of the Common Stock and any other class of stock ranking junior to the Preference Stock with respect to the distribution of assets in liquidation then outstanding according to their respective rights. In the event that the assets of the corporation available for distribution to holders of Preference Stock shall not be sufficient to pay in full the amount herein required to be paid, such assets shall be distributed to the holders of the shares of each series of Preference Stock, ratably, in proportion to the amounts payable on each share thereof, including dividends accrued to the date of payment. Neither the consolidation or merger of the corporation into or with any other corporation or corporations nor the sale or transfer by the corporation of all or substantially all of its assets nor a reduction of the capital stock of the corporation shall be deemed a liquidation, dissolution or winding up of the corporation within the meaning of this section (E).

     F. Except as otherwise by law or in this section (F) provided, holders of shares of Preference Stock shall have no right to be represented at or to receive notice of meetings of the stockholders of the corporation and shall have no right to vote for the election of directors or for any other purpose or on any other subject.

     However, whenever dividends accrued on any shares of any series of Preference Stock at the time outstanding which is entitled to cumulative dividends shall equal or exceed an amount equivalent to six full quarterly dividends thereon, or whenever no dividends shall have been paid on shares of any series of Preference Stock at the time outstanding which is entitled to noncumulative dividends for a period of eighteen months or more, holders of the Preference Stock shall have the right to be represented at and to receive notice of any meeting of the stockholders of the corporation held for the purpose of electing directors and the exclusive right, voting separately as a single class, to elect two directors if the total number of directors of the corporation constituting the full board as then last fixed by the stockholders is five or more, or one director if such total number of directors is three or four; and the remaining directors shall be elected by the holders of the Cumulative Preferred Stock, the Common Stock or any other class of stock entitled to vote therefor in accordance with their respective rights.

     If and when all dividends accrued on all shares of all series of Preference Stock entitled to cumulative dividends to the respective last preceding dividend payment dates for such series shall have been paid in full or declared and set apart for payment and at least one full quarterly dividend on all shares of all series of Preference Stock entitled to noncumulative dividends shall have been paid in full or declared and set apart for payment, the holders of the Preference Stock shall again be excluded from the right to be represented at and to receive notice of meetings of the stockholders and from the right to vote, except as otherwise by law provided.

     Subject to the prior preferential rights of the Cumulative Preferred Stock and any other class of stock ranking prior to the Preference Stock with respect to the payment of dividends, such dividends accrued on shares of all series of Preference Stock entitled to cumulative dividends and such full quarterly dividend on shares of all series entitled to noncumulative dividends shall be paid as soon as reasonably practicable unless payment thereof is prevented by law or by the provisions of any indenture or agreement to which the corporation is a party or unless a majority of the directors elected otherwise than by holders of the Preference Stock shall determine that payment thereof is not in the best interests of the corporation.

     The term of office of all persons who may be directors of the corporation at the time when the right to vote for directors shall accrue to holders of the Preference Stock as herein provided shall terminate upon the election of new directors at a meeting of stockholders which, if not otherwise called, shall be called by the president of the corporation upon request of the holders of record of at least 10% of all shares of Preference Stock then outstanding. The new directors so elected shall serve until the next annual meeting of stockholders subject to the following provision and until their successors shall be chosen and qualified.

     When all dividends accrued on all shares of all series of Preference Stock entitled to cumulative dividends to the respective last preceding dividend payment dates for such series shall have been paid in full or declared and set apart for payment and at least one full quarterly dividend on all shares of all series of Preference Stock entitled to noncumulative dividends shall have been paid in full or declared and set apart for payment, each director elected by the holders of the Preference Stock shall cease to hold office upon the election of a successor or of a new board of directors by the stockholders then entitled to vote for directors at a meeting of stockholders, which, if not otherwise called, shall be called by the president of the corporation upon request of one or more of the directors then in office.

     If the event calling for any election of directors as provided for herein shall occur not more than sixty and not less than thirty days before the date for an annual meeting of the stockholders, the election of directors shall be held at such annual meeting, otherwise at a special meeting of the stockholders to be called for the purpose.

     Notice of every meeting of the stockholders held for the election of directors during a period when the holders of the Preference Stock have the right to vote for the election of directors shall be given to the holders of record of each series of the Preference Stock and of Common Stock and of any other class or series of stock entitled to vote thereat and shall state the purpose of the meeting in respect of the election of directors representing the different classes of stock.

     At each such meeting a majority of the aggregate number of outstanding shares of all series of the Preference Stock shall be required to constitute a quorum for the election of directors by the Preference Stock.

     If, for lack of a quorum or for any other reason, at any meeting at which holders of the Preference Stock have the right to elect directors, such holders shall not elect the number of directors they are entitled to elect, the holders of the other class or classes of stock, provided they have elected the number of directors they are entitled to elect, may also elect such additional directors as are necessary to constitute the full board, but no person shall be so elected as an additional director except a director in office at the time of the meeting who had been elected by the class or series of stock failing to exercise its voting rights so long as any such director in office is available for such election.

     In case of any vacancy in the office of a director elected by holders of the Preference Stock, the remaining director elected by holders of the Preference Stock, if any, may fill the vacancy by the election of a successor to hold office for the unexpired term of such director. So long as any shares of any series of the Preference Stock are outstanding, no director elected by holders of the Preference Stock shall be removed except by vote of the holders thereof.

     Directors elected by, or in place of directors elected by, holders of the Preference Stock need not be stockholders of the corporation.

     G. If any series of Preference Stock is redeemable at the option of the corporation and the corporation elects to redeem shares of such series, notice of any such redemption, specifying the redemption date, shall be mailed, postage prepaid, to each holder of record of shares to be redeemed as of the date of mailing, at his address as it appears on the books of the corporation, not more than sixty nor less than thirty days prior to the redemption date. At its election, the corporation, on or prior to the redemption date, may deposit an amount equal to the aggregate redemption price of the shares to be redeemed, plus dividends accrued thereon to the redemption date, with the transfer agent or agents for the shares to be redeemed, in trust for the account of the holders of the shares so to be redeemed.

     Notice of redemption having been given, unless default be made in the payment or deposit of the redemption price plus dividends accrued thereon to the redemption date, the shares to be redeemed shall not be entitled to any dividends which may be declared on or after the redemption date specified in such notice and, on the redemption date or on the date prior thereto on which such deposit shall have been made, all rights of the respective holders of such shares as stockholders of the corporation by reason of the ownership of such shares shall cease, except the right to receive the redemption price, plus dividends accrued thereon to the redemption date, upon presentation and surrender of the certificates representing such shares and such shares shall not be deemed to be outstanding after the redemption date, or the earlier date of such deposit. In case the holders of shares which shall been redeemed shall not within four years after the redemption date claim any amount so deposited in trust for the redemption of such shares, the transfer agent or agents shall, upon demand, pay over to the corporation any such unclaimed amount so deposited, and shall thereupon be relieved of all responsibility in respect thereof, and thereafter the holders of such shares shall look only to the corporation for payment of the redemption price thereof plus dividends accrued thereon to the redemption date, but without interest.

     Notwithstanding the foregoing, if at any time the corporation shall have failed to declare and pay or set apart for payment in full all dividends accrued to the respective dividend payment dates falling on or last preceding such time on all shares of all series of Preference Stock entitled to cumulative dividends at the time outstanding or shall have failed to pay or set apart for payment in full all dividends which have been declared on all shares of all series of Preference Stock entitled to noncumulative dividends at the time outstanding, thereafter and until all such dividends shall have been paid or set apart for payment in full, the corporation shall not redeem or purchase, or permit any subsidiary to purchase, for any purpose, any shares of Preference Stock of any series, unless all shares of Preference Stock of all series then outstanding shall be redeemed.

     H. Shares of the Preference Stock redeemed, purchased or otherwise acquired by the corporation upon their acquisition may, in the discretion of the board of directors, (i) be retired, in which case they shall have the status of authorized but unissued shares of the Preference Stock but shall not be reissued as shares of any series shares of which are outstanding at the time of such reissue; or (ii) be held in the treasury of the corporation, in which case they may be sold or otherwise disposed of by the board of directors at such times, in such manner and upon such terms as the board of directors may determine. Such of Preference Stock held in the treasury of the corporation shall not be deemed to be outstanding shares of Preference Stock for any purpose.

     I. The term "dividends accrued", as used in sections A through H above, shall mean (a) as to each share of Preference Stock of a series entitled to cumulative dividends, an amount computed in the manner fixed for such series from the date from which dividends on such share became cumulative to (but not including) the date with reference to which the term is used, irrespective of whether such amount or any part thereof shall have been declared as dividends or there shall have existed any funds legally available for the payment thereof, less the aggregate of all dividends paid or declared and set apart for payment on such share; and (b) as to each share of Preference Stock of a series entitled to noncumulative dividends, dividends determined in the manner fixed for such series which have been declared but not paid on or prior to the date with reference to which the term is used.

                                  COMMON STOCK

     The terms of the Common Stock, in addition and subject to the provisions of these articles of organization relating to the Cumulative Preferred Stock and the Preference Stock, are as follows:

     Each share of the Common Stock shall be equal to every other share thereof in all respects.

     Except as by law or in these articles of organization provided, holders of the Common Stock shall have the exclusive right to vote for the election of directors and for any other purpose or on any other subject and to be represented at and to receive notice of any meeting of stockholders.

     5. The restrictions, if any, imposed by thee articles of organization upon the transfer of shares of stock of any class are as follows:

               None

     6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

     (a) The directors may make, amend or repeal the Bylaws in whole or in part, except with respect to any provision thereof which by law or the Bylaws requires action by the stockholders.

     (b) The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

     (c) No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article 6(c) shall not eliminate the liability of a director to the extent that such liability is provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or Section 62 (or successor provision) of the Business Corporation Law of The Commonwealth of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit. The foregoing provisions of this Article 6(c) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this
Article 6(c) becomes effective. No amendment to or repeal of this Article 6(c) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     (d) The directors shall be divided as nearly equally as possible into three classes, with each class to consist of approximately one-third of the number of directors. The term of office of the directors of the first class shall continue until the annual meeting of the stockholders held in 1989, the term of office of those of the second class shall continue until the annual meeting of the stockholders held in 1990, and the term of office of those of the third class shall continue until the annual meeting of the stockholders held in 1991, and, in each case, until a successor shall be elected and qualified (unless otherwise required by law) or until the director sooner dies, resigns, or is removed. At each annual meeting of the stockholders beginning in 1989, the directors elected to succeed those whose terms then expire shall be of one class and shall be elected for a term which shall continue until the third succeeding annual meeting, and until a successor shall be elected (unless otherwise required by law) or until the director sooner dies, resigns or is removed. Any director elected to fill a vacancy caused by death, resignation or removal shall be elected for a term which shall coincide with the term of the class of the vacant directorship. Any director elected to fill an additional directorship resulting from an increase in the number of directors shall be of the class whose term continues and shall be elected to serve, until the annual meeting of the stockholders closest to three years from the date of the increase, and until a successor shall be elected and qualified (unless otherwise required by law) or until the director sooner dies, resigns or is removed. The number of directors shall not be increased or decreased at a time when, or to the extent that, it would result in the directors not being divided as nearly equally as possible into three classes each consisting of approximately one-third of the number of directors. The total number of directors need not be an exact multiple of three. A director may succeed himself. Notwithstanding anything in the articles of organization or bylaws of the corporation to the contrary, whenever the holders of any one or more classes or series of shares of capital stock of the corporation other than shares of Common Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of the articles of organization applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 6(d) unless expressly provided by such terms. References in this Article 6(d) to an annual meeting of stockholders shall be deemed to include a special meeting held in place of an annual meeting. This
Article 6(d) may be altered, amended or repealed only by vote of the holders of 80% of the shares issued and outstanding and entitled to vote generally in the election of directors unless such alteration, amendment or repeal has been recommended by 80% of the directors then in office.

     (e)  A.   Higher Vote for Certain Business Transactions.  In addition to any affirmative vote required by law or these Restated Articles of Organization or the Bylaws of the corporation, and except as otherwise expressly provided in Section C of this Article 6(e):

               (1) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate (as hereinafter defined) or Associate (as hereinafter defined) of an Interested Stockholder; or

               (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities of the corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder having an aggregate Fair Market Value (as hereinafter defined) in excess of 5% of the total consolidated book value of the total assets of the corporation and its Subsidiaries as of the end of the corporation's most recent fiscal year prior to the time the determination is made; or

               (3) the adoption of any plan or proposal for the termination, liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

               (4) any reclassification of securities (including any reverse stock split) or recapitalization of the corporation or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock (as hereinafter defined), or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

               (5) any tender offer or exchange offer made by the corporation for shares of Capital Stock which may have the effect of increasing an Interested Stockholder's percentage beneficial ownership (as hereinafter defined) so that following the completion of the tender offer or exchange offer the Interested Stockholder's percentage beneficial ownership of the outstanding Capital Stock may exceed 110% of the Interested Stockholder's percentage beneficial ownership immediately prior to the commencement of such tender offer or exchange offer; or

               (6) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (1) to (5);

     shall require the affirmative vote of the holders of Voting Stock (as hereinafter defined) representing shares equal to the sum of (i) a majority of the then outstanding Voting Stock, excluding Voting Stock of which such Interested Stockholder is the beneficial owner, plus (ii) the number of shares of Voting Stock of which such Interested Stockholder is the beneficial owner, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange or otherwise.

          B.   Definition of "Business Transaction".  For the purposes of this
     Article 6(e) the term "Business Transaction" shall mean any transaction that is referred to in any one or more of clauses (1) through (6) of this Section A of this Article 6(e).

          C. When Higher Vote is Not Required. The provisions of Section A of this Article 6(e) shall not be applicable to any direct or indirect purchase or other acquisition by the corporation or any Subsidiary of any shares of Capital Stock from an Interested Stockholder. The provisions of Section A of this Article 6(e) shall also not be applicable to any particular Business Transaction involving an Interested Stockholder, and such Business Transaction shall require only such affirmative vote, if any, as is required by law or by any other provision of these Restated Articles of Organization or the Bylaws of the corporation if the Business Transaction shall have been approved by a majority of the Disinterested Directors (whether such approval is made prior to or subsequent to the acquisition of beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder).

          D.   Certain Definitions.  For purposes of this Article 6(e):

               1. The term "Capital Stock" shall mean all capital stock of the corporation authorized to be issued from time to time under
          Article 4A of the Restated Articles of Organization.

               2. The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

               3. The term "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which (a) is the beneficial owner of Voting Stock representing 5% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing 5% or more of the votes entitled to be cast by the holders of all the outstanding shares of the Voting Stock.

               4.   A person shall be a "beneficial owner" of any Capital Stock
          (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph 3 above, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph 4, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               5. An "Affiliate" of a specified person is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

               6. The term "Associate" used to indicate a relationship with any person means (a) any company (other than the corporation or any Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its parents or Subsidiaries.

               7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the corporation, provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 3 above and the definition of Associate set forth in paragraph 6 above, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the corporation.

               8. The term "Disinterested Director" means any director who is not an Affiliate or Associate or representative of the Interested Stockholder and was a director prior to the time that the Interested Stockholder became an Interested Stockholder, and any director who is a successor of a Disinterested Director, is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Disinterested Director by a majority of the Disinterested Directors.

               9. The term "Fair Market Value" means (a) in the case of cash, the amount of such cash, (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors.

               10. The term "Voting Stock" means all Capital Stock which by its terms may be voted generally in the election of directors of the corporation.

          E. Powers of the Disinterested Directors. A majority of the Disinterested Directors shall have the power and duty to determine for purposes of this Article 6(e), on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Stockholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, and (4) whether the assets that are the subject of any Business Transaction have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Transaction has, an aggregate Fair Market Value in excess of the amount set forth in clause (2) of Section A of this Article 6(e). Any such determination made in good faith shall be binding and conclusive for all the purposes of this Article 6(e).

          F. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article 6(e) shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          G. Alteration, Amendment, Repeal. Notwithstanding any other provisions of these Restated Articles of Organization (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Restated Articles of Organization), the affirmative vote of the holders of 80% of the then outstanding shares of Voting Stock shall be required to alter, amend or repeal this Article 6(e); provided, however, that this Section G shall not apply to, and such 80% vote shall not be required for, any alteration, amendment or repeal recommended by a majority of the Disinterested Directors.


     We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles: 3 and 4.

               Briefly describe amendments in space below:

     The language in Article 4 establishing all series of Preference Stock and all rights and privileges thereof has been deleted to reflect the restoration of previously designated shares to the status of authorized but unissued shares.

     The number of authorized shares of Preferred Stock has been increased by 500,000 shares to 2,890,000. <F1>

     Article 4, paragraph C has been amended to authorize the rest oration of redeemed, repurchased or otherwise acquired shares of Cumulative Preferred Stock to the status of authorized but unissued shares by vote of the board of directors.

[FN] <F1> The 2,830,000 aggregate number of shares of the corporation's previously authorized preferred Stock was reduced to 2,390,000 shares by the redemption and cancellation of 440,000 authorized and issued shares of Preferred Stock in 1992, 1993 and 1994. The 2,390,000 shares of authorized Preferred Stock were then increased by 500,000 shares to a total of 2,890,000 authorized shares of Preferred Stock pursuant to these Restated Articles of Organization.


     IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto signed our names this 10th day of June in the year 1994.

     /s/ Charles E. Peters, Jr., Senior Vice President

     /s/ Theodora S. Convisser, Clerk


                 THE COMMONWEALTH OF MASSACHUSETTS

                 RESTATED ARTICLES OF ORGANIZATION
              (General Laws, Chapter 156B, Section 74)

     I hereby approve the within restated articles of organization and, the
filing fee in the amount of $          having been paid, said articles are
deemed to have been filed with me this 20th day of June, 1994.

                              MICHAEL JOSEPH CONNOLLY
                                 Secretary of State


               TO BE FILLED IN BY THE CORPORATION

     Photo copy of Restates Articles of Organization to be sent

     To:  Theodora  Convisser
          Boston Edison Company
          800 Boylston Street
          Boston, MA  02199

     Telephone:  617-424-2530